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                                POWER OF ATTORNEY
                              SEC FORMS 3, 4 and 5


         The undersigned, Tod G. Mertes, hereby appoints and designates each of Warner R. Broaddus, Paul V. Maier and Barbara J. Olson his/her attorney-in-fact, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Ligand Pharmaceuticals Incorporated. Any previous authority to act on the undersigned's behalf in connection with such execution and filing of Forms 3, 4 and 5 is hereby revoked and the authority of Warner R. Broaddus, Paul V. Maier and Barbara J. Olson under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Ligand Pharmaceuticals Incorporated, unless earlier revoked in writing. The undersigned acknowledges that neither Warner R. Broaddus, Paul V. Maier nor Barbara J. Olson is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Date: May 20, 2003                      /s/ Tod G. Mertes
                                        ------------------------------
                                        Tod G. Mertes